As filed with the Securities and Exchange Commission on April 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Arena Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0232575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Vesey Street

24th Floor

New York, New York 10281

(212) 321-5002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ross Levinsohn

Chief Executive Officer

The Arena Group Holdings, Inc.

200 Vesey Street

24th Floor

New York, New York 10281

(212) 321-5002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq. Jennifer J. Hitchcock, Esq. Fenwick & West LLP 555 California Street San Francisco, CA 94104 (415) 875-2300	Julie R. Fenster, Esq. General Counsel The Arena Group Holdings, Inc. 200 Vesey Street 24th Floor New York, New York 10281 (212) 321-5002

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2023

PRELIMINARY PROSPECTUS

The Arena Group Holdings, Inc.

517,710 Shares of Common Stock

The selling stockholders identified in this prospectus (collectively, the “Selling Stockholders”) may offer and resell up to 517,710 shares of our common stock under this prospectus consisting of: (i) 48,212 shares of common stock acquired from us pursuant to certain securities purchase agreements (the “Stockholder Settlement Agreements”) providing for the issuance and registration of shares of common stock in exchange for the cancellation, waiver and release of our obligations to pay such Selling Stockholders liquidated damages pursuant to registration rights agreements that provides for damages if we do not register certain shares of our common stock within the requisite time frame; (ii) 274,692 shares of common stock acquired from us pursuant to an Asset Purchase Agreement, dated as of January 11, 2023, by and among us, The Arena Media Brands, LLC, a Delaware limited liability company and our wholly-owned subsidiary, and Teneology, Inc., a Delaware corporation (the “Asset Purchase Agreement”); and (iii) 194,806 shares of common stock acquired from us pursuant to that certain stock purchase agreement (the “Spun Acquisition Stock Purchase Agreement”) dated June 4, 2021, by and among us, Maven Media Brands, LLC, a Delaware limited liability company and our wholly-owned subsidiary, College Spun Media Incorporated, Matthew Lombardi, Alyson Shontell Lombardi, Timothy Ray, and Andrew Holleran. We are not selling any shares of our common stock pursuant to this prospectus and we will not receive any proceeds from the sale of these shares by the Selling Stockholders.

The Selling Stockholders (which term as used herein includes their respective transferees, pledgees, distributees, donees or other successors) may also sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section captioned “Plan of Distribution” beginning on page 10 of this prospectus.

Our common stock is listed on the NYSE American under the symbol “AREN.” Prior to February 9, 2022, our common stock was quoted on the OTC Markets Group Inc.’s OTCQX® Best Market under the symbol “MVEN.” On April 12, 2023, the last reported sales price of our common stock was $4.25 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement or, if permitted, any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or, if required, a post-effective amendment, to the registration statement to add information to, or update or change information contained or incorporated by reference in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates. We or the Selling Stockholders provided the information contained in the aforementioned documents only as of the date of the applicable document, and it is possible that the information, including our business, financial condition, and results of operations, may have changed since that date.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of common stock being offered.

Unless the context otherwise requires, references in this prospectus to the “Company,” “The Arena Group” and “we,” “us” and “our” refer to The Arena Group Holdings, Inc., and its subsidiaries. This prospectus, any accompanying prospectus and the information incorporated by reference herein and therein may contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

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PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial statements and related notes incorporated by reference herein, before making an investment decision.

Company Overview

We are a tech-powered media company that focuses on building deep content verticals powered by a best-in-class digital media platform (the “Platform”) empowering premium publishers who impact, inform, educate, and entertain. Our strategy is to focus on key verticals where audiences are passionate about a topic category (e.g., sports and finance), and where we can leverage the strength of our core brands to grow our audience and increase monetization both within our core brands as well as our media publisher partners (each, a “Publisher Partner”). Our focus is on leveraging our Platform and iconic brands in targeted verticals to maximize audience reach, improve engagement, and optimize monetization of digital publishing assets for the benefit of our users, our advertiser clients, and our greater than 40 owned and operated properties as well as properties we run on behalf of independent Publisher Partners. We operate the media businesses for Sports Illustrated, own and operate TheStreet, Inc. and College Spun Media Incorporated, Parade Media, Men’s Journal and power more than 225 independent Publisher Partners, including the many sports team sites that comprise FanNation. Each Publisher Partner joins the Platform by invitation only and is drawn from premium media brands and independent publishing businesses with the objective of augmenting our position in key verticals and optimizing the performance of the Publisher Partner. Publisher Partners incur the costs in content creation on their respective channels and receive a share of the revenue associated with their content. Because of the state-of-the-art technology and large scale of the Platform and our expertise in search engine optimization, social media, ad monetization and subscription marketing, Publisher Partners continually benefit from our ongoing technological advances and bespoke audience development expertise. Additionally, we believe the lead brand within each vertical creates a halo benefit for all Publisher Partners in the vertical while each of them adds to the breadth and quality of content. While the Publisher Partners benefit from these critical performance improvements they also may save substantially in costs of technology, infrastructure, advertising sales, and member marketing and management.

Our growth strategy is to continue to expand the coalition by adding new Publisher Partners in key verticals that management believes will expand the scale of unique users interacting on the Platform.

Our Corporate History and Background

We were originally incorporated in Delaware as Integrated Surgical Systems, Inc. (“Integrated”) in 1990. On October 11, 2016, Integrated and TheMaven Network, Inc. (“Maven Network”) entered into a share exchange agreement (the “Share Exchange Agreement”), whereby the stockholders of Maven Network agreed to exchange all of the then-issued and outstanding shares of common stock for shares of common stock of Integrated. On November 4, 2016, the parties consummated a recapitalization pursuant to the Share Exchange Agreement and, as a result, Maven Network became a wholly owned subsidiary of Integrated. Integrated changed its name to theMaven, Inc. on December 2, 2016. On September 20, 2021, we changed our name and re-branded to “The Arena Group.” Effective on February 8, 2022, we changed our legal name to The Arena Group Holdings, Inc.

NYSE American Listing

On February 9, 2022, our common stock began trading on the NYSE American.

Corporate Information

We are a Delaware corporation. Our principal executive office is located at 200 Vesey Street, 24th Floor, New York, New York, 10281. Our telephone number is (212) 321-5002. Our website address is www.thearenagroup.net. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Selling Stockholders

Selling Stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. See the section entitled “Selling Stockholders” on page 9 of this prospectus.

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THE OFFERING

Shares of common stock offered by the Selling Stockholders	Up to 517,710 shares

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

Lock-up restrictions	274,692 shares of our common stock registered on behalf of a Selling Stockholder are subject to transfer restrictions pursuant to the Asset Purchase Agreement.

NYSE American symbol	AREN

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risk factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, in addition to the below and other information contained in or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment, if required, before purchasing any of our securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. See “Where You Can Find More Information,” “Incorporation of Information by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

Future resales of our common stock could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We had 21,771,610 shares of common stock outstanding as of April 7, 2023. The registration statement to which this prospectus relates registers the offer and sale from time to time by the Selling Stockholders of up to 517,710 shares of our common stock, with 274,692 shares subject to transfer restrictions pursuant to the Asset Purchase Agreement. To the extent shares are sold into the market pursuant to this prospectus, under Rule 144 under the Securities Act or otherwise, particularly in substantial quantities and including following the expiration of the transfer restrictions provided for in the Asset Purchase Agreement, the market price of our common stock could decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus and the documents incorporated by reference in this prospectus may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed in the section entitled “Risk Factors,” and elsewhere in this prospectus and the documents incorporated by reference herein, where such forward-looking statements appear. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about:

●	our ability to achieve and maintain profitability in the future;

●	our ability to maintain an effective system of internal control over financial reporting;

●	our ability to attract new subscribers and to persuade existing subscribers to renew their subscriptions;

●	the success of strategic relationships with third parties;

●	our ability to recruit and retain qualified personnel;

●	our ability to manage our growth effectively, including through strategic acquisitions;

●	our ability to attract, develop, and retain capable Publisher Partners and expert contributors;

●	our ability to attract new advertisers and to persuade existing advertisers to continue to advertise on the Platform;

●	our ability to grow market share in our existing markets or any new markets we may enter;

●	our ability to respond to general economic conditions;

●	the impact of the novel coronavirus pandemic;

●	our ability to continue to satisfy NYSE American listing rules;

●	our estimates of the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements; and

●	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our views and assumptions only as of the date of this prospectus or such document, as applicable. Except as required by law, we assume no responsibility for updating any forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.thearenagroup.net. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2023 and April 7, 2023; and

●	the description of our securities contained in Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed by us with the SEC on March 31, 2023, including any amendment or report filed to update such description, and including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of any offering of securities made by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (212) 321-5002, or by sending a written request to The Arena Group Holdings, Inc., Attn: Investor Relations, 200 Vesey Street, 24th Floor, New York, New York, 10281.

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USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, exchange listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDERS

Up to 517,710 shares of our common stock are being offered by this prospectus, all of which are being offered for resale for the account of the Selling Stockholders. The shares being offered and sold by the Selling Stockholders consist of: (i) 48,212 shares of common stock acquired from us pursuant to the Stockholder Settlement Agreements providing for the issuance and registration of shares of common stock in exchange for the cancellation, waiver and release of our obligations to pay such Selling Stockholders liquidated damages pursuant to registration rights agreements that provides for damages if we do not register certain shares of our common stock within the requisite time frame; (ii) 274,692 shares of common stock acquired from us pursuant to the Asset Purchase Agreement; and (iii) 194,806 shares of common stock acquired from us pursuant to the Spun Acquisition Stock Purchase Agreement. When we refer to the “Selling Stockholders” in this prospectus, we mean the selling stockholders listed in the table below, together with their respective transferees, pledgees, distributees, donees or other successors.

The table below sets forth certain information known to us, based upon written representations from the Selling Stockholders, with respect to the beneficial ownership of our shares of common stock held by the Selling Stockholders as of April 7, 2023. We have not independently verified this information. Because the Selling Stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the Selling Stockholders will sell all their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act and based on 21,771,610 shares of our common stock outstanding on April 7, 2023. Unless otherwise indicated in the footnotes below, based on representations made to us by the Selling Stockholders, none of the Selling Stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

	Shares of Common Stock
Name of Selling Stockholders	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby		Number Beneficially Owned After Offering	Percent Owned After Offering
Andrew Holleran	27,273	27,273	(1)	–	–
Matthew Lombardi	164,025	164,025	(2)	–	–
David G. Kern	11,748	384	(3)	11,364	*
Chad M. Nelson	17,622	576	(3)	17,046	*
Timothy Ray	3,508	3,508	(4)	–	–
Teneology, Inc.	274,692	274,692	(5)	–	–
TCS Capital Management LLC	47,252	47,252	(6)	–	–

* Less than 1%.

(1)	Consists of 27,273 shares of our common stock issued to Mr. Holleran as compensation for his services in facilitating the completion of our acquisition of all of the outstanding equity of College Spun Media Incorporated (the “Spun Acquisition”), pursuant to the: (i) Spun Acquisition Stock Purchase Agreement; and (ii) Sale Bonus Agreement, dated as of May 12, 2021, by and between us and Mr. Holleran.

(2)	Consists of 164,025 shares of our common stock issued to Mr. Lombardi as consideration for his sale of shares of the equity of College Spun Media Incorporated pursuant to the Spun Acquisition Stock Purchase Agreement. Upon completion of the Spun Acquisition in 2021, Mr. Lombardi joined us as our Senior Vice President, Growth, and he continues to serve in that capacity as of the date of this registration statement.

(3)	Consists of an aggregate of 960 shares of our common stock originally issued to Invenire Select Fund I, LP (“Invenire”) pursuant to one or more Stockholder Settlement Agreements previously entered into by and between us and Invenire, in connection with Invenire’s investments in our Series J Preferred Stock and Series K Preferred Stock. Following the aforementioned transactions, but prior to the filing of this registration statement, Invenire was wound-up and dissolved. In connection with Invenire’s liquidating distribution of its assets, Messrs. Nelson and Kern, who were the managing members of Invenire, became the direct beneficial owners of the number of securities registered by each of them hereby.

(4)	Consists of 3,508 shares of our common stock issued to Mr. Timothy Ray as consideration for his sale of shares of the equity of College Spun Media Incorporated pursuant to the Spun Acquisition Stock Purchase Agreement.

(5)	Consists of 274,692 shares of our common stock issued as consideration pursuant an Asset Purchase Agreement previously entered into by and among us and our subsidiary, The Arena Media Brands, LLC, on the one hand, and Teneology, Inc., on the other hand, related to the acquisition of the assets and assumed liabilities of the RoadFood, Moveable Feast, Fexy, and MonkeySee YouTube Channel media businesses.

(6)	Consists of 47,252 shares of our common stock that were issued pursuant to a Stockholder Settlement Agreement previously entered into by and between TCS Capital Management LLC and us, in connection with the former’s investment in our Series K Preferred Stock. Voting and investment control over the shareholder is held by Eric Semler. Mr. Semler is also a former member of our Board of Directors.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the Selling Stockholders to be sold from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.

Each Selling Stockholder of the common stock and any of its transferees, pledgees, distributees, donees, and successors may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market, or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such common stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may elect to make a pro rata in-kind distribution of their shares of common stock to their respective members, partners, or stockholders. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this prospectus.

The Selling Stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder who acquired shares of common stock pursuant to the Asset Purchase Agreement has agreed that from January 11, 2023 through the nine months thereafter (the “Lock-Up Period), such Selling Stockholder will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares of common stock, (ii) enter into a transaction which would have the same effect, or (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares of common stock, whether any such aforementioned transaction is to be settled by delivery of such shares of common stock, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement; provided that such Lock-Up Period will lapse with respect to one-third of such shares of common stock 90 days following January 11, 2023 and one-nineth each month thereafter for a period of six months.

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Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

The following summary sets forth certain material terms and provisions of our capital stock. This description also summarizes relevant provisions of the General Corporation Law of Delaware (the “DGCL”). The following description is a summary and does not purport to be a complete description of the rights and preferences of our capital stock. It is subject to, and qualified in its entirety by reference to, the applicable provisions of the DGCL and our amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”) and our bylaws, as amended and restated from time to time (our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 1,001,000,000 shares, of which 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock are authorized. Under our Certificate of Incorporation, our Board has the authority to issue such shares of our common stock and preferred stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in a resolution or resolutions adopted by our Board and filed as designations.

Common Stock

As of April 7, 2023, 21,771,610 shares of our common stock were outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of The Arena Group. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Holders of common stock do not have cumulative voting rights in the election of directors or for any other purpose, and have no preemptive, subscription, or conversion rights. Our common stock is not subject to redemption by us.

Preferred Stock

Of the 1,000,000 shares of preferred stock authorized, our Board has previously designated:

●	1,800 shares of preferred stock as Series G Convertible preferred stock (“Series G Preferred Stock”), of which approximately 168 shares remain outstanding as of April 7, 2023; and

●	23,000 shares of preferred stock as Series H preferred stock (“Series H Preferred Stock”), of which 14,356 shares remain outstanding as of April 7, 2023.

Of the 1,000,000 shares of preferred stock, 975,200 shares of preferred stock remain available for designation by our Board as of April 7, 2023. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

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Series G Preferred Stock

The Series G Preferred Stock is convertible into shares of our common stock, at the option of the holder, subject to certain limitations. We may require holders to convert all (but not less than all) of the Series G Preferred Stock or buy out all outstanding shares of Series G Preferred Stock at the liquidation value of approximately $168,500. Holders of Series G Preferred Stock are not entitled to dividends and have no voting rights, unless required by law or with respect to certain matters relating to the Series G Preferred Stock. Upon a change in control, sale of or similar transaction, as defined in the Certificate of Designation for the Series G Preferred Stock, the holder of the Series G Preferred Stock has the option to deem such transaction as a liquidation and may redeem the approximately 168 shares outstanding at the liquidation value of $1,000 per share, or an aggregate amount of approximately $168,500. The sale of all our assets on June 28, 2007 triggered the redemption option.

Series H Preferred Stock

The Series H Preferred Stock has a stated value of $1,000, convertible into shares of our Common Stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of approximately $7.26 per share. In addition, if at any time prior to the nine-month anniversary of the issuance date of the Series H Preferred Stock (the “Closing Date”), we sell or grant any option or right to purchase or issue any shares of our Common Stock, or securities convertible into shares of our Common Stock, with net proceeds in excess of $1,000,000 in the aggregate, entitling any person to acquire shares of our Common Stock at an effective price per share that is lower than the then-conversion price (such lower price, the “Base Conversion Price”), then the conversion price will be reduced to equal the Base Conversion Price. All the shares of Series H Preferred Stock automatically convert into shares of our Common Stock on the fifth anniversary of the Closing Date at the then-conversion price. The number of shares issuable upon conversion of the Series H Preferred Stock will be adjusted in the event of stock splits, stock dividends, combinations of shares, and similar transactions. Each share of Series H Preferred Stock is entitled to vote on an as-if-converted to Common Stock basis, subject to beneficial ownership blocker provisions and other certain conditions.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

Certificate of Incorporation and Bylaws Provisions

Our Certificate of Incorporation and Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our Company, including the following:

●	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by a majority of our Board, the Chairman of our Board, our Chief Executive Officer, or President (in the absence of our Chief Executive Officer).

●	Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

●	Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation, or our Bylaws, any action to interpret, apply, enforce, or determine the validity of our Certificate of Incorporation or our Bylaws, or any action asserting a claim governed by the internal affairs doctrine.

●	No Action by Written Consent. Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly constituted annual or special meeting of the stockholders.

●	Amendments to our Certificate of Incorporation. Any amendments to our Certificate of Incorporation requires an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares (in aggregate and by each voting class) entitled to vote on such amendments unless our Board recommends to our stockholders that they approve such amendment, in which case only a majority of the voting power of capital stock (in aggregate and by each voting class) entitled to vote on such amendments is required.

●	Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of common stock and could discourage a takeover of us even if a change of control of the Company would be beneficial to the interests of our stockholders.

These and other provisions contained in our Certificate of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219. The transfer agent’s telephone number is (800) 937-5449.

NYSE American Listing

Our common stock is traded on the NYSE American under the symbol “AREN.”

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Fenwick & West LLP.

EXPERTS

The consolidated financial statements of The Arena Group Holdings, Inc. and its subsidiaries appearing in The Arena Group Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Marcum LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$218
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Miscellaneous expenses	5,000
Total	45,218

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains a provision that eliminates, to the fullest extent permitted by law, the personal liability of a directors for monetary damages resulting from breach of his or her fiduciary duties as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends, stock purchases or redemptions); or

●	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

●	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

●	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

●	the rights conferred in the restated bylaws are not exclusive.

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The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 16. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
2.1	Agreement and Plan of Merger, dated as of March 13, 2018, by and among the Company, HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative	8-K	10.1	03/19/2018
2.2	Amendment to Agreement and Plan of Merger, dated as of April 25, 2018, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative	10-K	2.2	01/08/2021
2.3	Second Amendment to Agreement and Plan of Merger, dated as of June 1, 2018, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative	8-K/A	10.1	06/04/2018
2.4	Third Amendment to Agreement and Plan of Merger, dated as of May 31, 2019, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative	10-K	2.4	01/8/2021
2.5	Fourth Amendment to Agreement and Plan of Merger, dated as of December 15, 2020, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative	8-K	10.1	12/21/2020
2.6	Amended and Restated Asset Purchase Agreement, dated as of August 4, 2018, by and among the Company, Maven Coalition, Inc., and Say Media, Inc.	8-K	10.1	08/09/2018
2.7	Amendment to Amended and Restated Asset Purchase Agreement, dated as of August 24, 2018, by and among the Company, Maven Coalition, Inc., and Say Media, Inc.	8-K	10.1	08/29/2018
2.8	Agreement and Plan of Merger, dated as of October 12, 2018, by and among the Company, SM Acquisition Co., Inc., Say Media, Inc., and Matt Sanchez as the Securityholder Representative	8-K	10.1	10/17/2018

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2.9	Amendment to Agreement and Plan of Merger, dated as of October 17, 2018, by and among the Company, SM Acquisition Co., Inc., Say Media, Inc., and Matt Sanchez as the Securityholder Representative	8-K	10.2	10/17/2018
2.10	Agreement and Plan of Merger, dated as of June 11, 2019, by and among the Company, TST Acquisition Co., Inc., and TheStreet, Inc.	8-K	10.1	06/12/2019
2.11	Stock Purchase Agreement by and among Athlon Holdings, Inc., the Company, and the sellers set forth therein, dated as of April 1, 2022	8-K	10.1	04/06/2022
2.12	Asset Purchase Agreement, dated December 7, 2022, by and among The Arena Media Brands, LLC, Weider Publications, LLC and A360 Media, LLC	8-K	2.1	12/20/2022
3.1	Amended and Restated Certificate of Incorporation	8-K	3.1	10/13/2021
3.2	Second Amended and Restated Bylaws	8-K	3.2	10/13/2021
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 20, 2022	8-K	3.1	01/26/2022
3.4	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 26, 2022	8-K	3.2	01/26/2022
3.5	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 3, 2022	8-K	3.1	02/09/2022
4.1	Specimen Common Stock Certificate	SB-2/A	4.3	09/23/1996
5.1	Legal Opinion of Fenwick & West LLP				X
10.1	Stock Purchase Agreement, dated as of June 4, 2021, by and among the Company, Maven Media Brands, LLC, College Spun Media Incorporated, Matthew Lombardi, Alyson Shontell Lombardi, Timothy Ray, and Andrew Holleran	10-K	10.1	06/07/2021
10.2	Form of Stock Purchase Agreement by and between the Company and Certain Investors	8-K	10.1	01/28/2022
23.1	Consent of Marcum LLP, independent registered public accounting firm for the Company				X
23.2	Consent of Fenwick & West LLP (included as part of Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature page hereto)				X
107.1	Filing Fee Table				X

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 13, 2023.

THE ARENA GROUP HOLDINGS, INC.

By:	/s/ Ross Levinsohn
Ross Levinsohn
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ross Levinsohn and Douglas B. Smith, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ross Levinsohn	Chief Executive Officer and Chairman of the Board	April 13, 2023
Ross Levinsohn	(Principal Executive Officer)

/s/ Douglas B. Smith	Chief Financial Officer	April 13, 2023
Douglas B. Smith	(Principal Financial Officer)

/s/ Spiros Christoforatos	Chief Accounting Officer	April 13, 2023
Spiros Christoforatos	(Principal Accounting Officer)

/s/ H. Hunt Allred	Director	April 13, 2023
H. Hunt Allred

/s/ Carlo Zola	Director	April 13, 2023
Carlo Zola

/s/ Laura Lee	Director	April 13, 2023
Laura Lee

/s/ Christopher Petzel	Director	April 13, 2023
Christopher Petzel

/s/ Daniel Shribman	Director	April 13, 2023
Daniel Shribman

/s/ Todd D. Sims	Director	April 13, 2023
Todd D. Sims

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